UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SOUTHSIDE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Texas	75-1848732
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1201 South Beckham Avenue, Tyler, Texas	75701
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $1.25 par value per share	NYSE Texas, Inc.

If this form relates to the registration of a class of securities pursuant to section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e) , check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed by Southside Bancshares, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) in connection with the dual listing of its common stock, $1.25 par value per share (the “Common Stock”), with NYSE Texas, Inc. (the “NYSE Texas”) under the ticker symbol “SBSI”. The Common Stock is currently listed on the New York Stock Exchange under the ticker symbol “SBSI”.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock, as may be amended from time to time, contained in Exhibit 4.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on February 27, 2025, which information is incorporated herein by reference.

We expect the listing and trading of the Common Stock on the NYSE Texas to commence on November 25, 2025 under the symbol “SBSI”.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on the NYSE Texas, Inc., and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Southside Bancshares, Inc.

Date: November 24, 2025	By:	/s/ Lee R. Gibson
Lee R. Gibson
Chief Executive Officer